Exhibit 10.4

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”) is made as of this 26th day of February, 2013 by and among BIO-key International, Inc., a Delaware corporation (the “Company”), and “________” (each an “Investor” and collectively the “Investors”).

Recitals:

The Company desires to issue and sell to each Investor and each Investor desires to purchase from the Company, such number of shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company as is set forth opposite such Investor’s name on Schedule I hereto under the column titled “Purchased Shares” at a per share purchase price of $0.10.

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investors hereby agree as follows:

1.           Definitions.  In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the 1933 Act.

“Action” has the meaning set forth in Section 4.7.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New Jersey are open for the general transaction of business.

“Closing” means the closing of the transactions contemplated by this Agreement.

“Closing Date” means the date of the Closing.

“Commission” means the United States Securities and Exchange Commission or any successor thereto.

“Common Stock” has the meaning set forth in the Recitals.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“GAAP” has the meaning set forth in Section 4.10.

“Indemnified Party” has the meaning set forth in Section 6.1.

“Indemnifying Party” has the meaning set forth in Section 6.1.

“Losses” has the meaning set forth in Section 6.1.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, properties, results of operations, condition (financial or otherwise), prospects or business of the Company, individually or taken as a whole, or (ii) the ability of the Company to issue and sell the Shares contemplated hereby.

“Per Share Price” has the meaning set forth in Section 6.4.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Price” has the meaning set forth in the Recitals.

“Registration Statement” has the meaning set forth in Section 6.2.

“SEC Filings” has the meaning set forth in Section 4.10.

“Shares” has the meaning set forth in the Recitals.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or OTC Bulletin Board (or any successors to any of the foregoing).

“Transfer” means to sell, assign, transfer or dispose of.

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.           Purchase and Sale of the Shares.  Subject to the terms and conditions of this Agreement, at the Closing, each Investor shall purchase, and the Company shall sell and issue to each Investor such number of Shares as is set forth opposite such Investor’s name in Schedule I under the column titled “Purchased Shares” in exchange for the aggregate purchase price set forth opposite such Investor’s name in Schedule I under the column titled “Purchase Price”.  Each Investor shall pay the applicable aggregate purchase price as set forth on Schedule I in United States dollars by wire transfer of immediately available funds to the Company’s account set forth on Schedule II attached hereto.

3.           Closing.  The Closing shall take place on the date hereof following the satisfaction (or waiver) of the conditions to Closing set forth in Section 7 through an exchange of consideration and documents using wire transfers, overnight courier service, electronic mail and/or facsimile transmission, or at such other time and place and by such other means as the Company and the Investors mutually agree upon.  At the Closing, the Company shall deliver to each Investor a stock certificate, registered in the name of such Investor, representing the Shares that such Investor is purchasing hereunder.

4.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors on and as of date hereof, that, except as disclosed in the SEC Filings:

4.1           Organization, Good Standing and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties.  The Company is not in violation or default of any of the provisions of its certificate or articles of incorporation, operating agreement, bylaws or other organizational or charter documents.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or its leasing of property makes such qualification or licensing necessary, unless the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

4.2           Authorization.  The Company has full power and authority and has taken all requisite action on the part of the Company for (i) the authorization, execution and delivery of this Agreement, (ii) the authorization of the performance of all obligations of the Company hereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares.  This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.3           Valid Issuance.  The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws.

4.4           Consents.  The execution, delivery and performance by the Company of this Agreement and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, no notice to, or filing with, any Person, governmental body, agency, or official other than those filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

4.5           No Conflict, Breach, Violation or Default.  The execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Shares will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or the Company Bylaws, both as in effect on the date hereof, or (ii)(a) any statute, rule, regulation or order of any governmental agency or body, any exchange, or any court, domestic or foreign, having jurisdiction over the Company or any of its respective assets or properties, or (b) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of their respective assets or properties is subject, except for such conflicts, breaches, violations or defaults which would not reasonably be expected to have a Material Adverse Effect.

4.6           Certificates, Authorities and Permits.  The Company possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies (including the Federal Communications Commission) necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.7           Litigation.  There are no pending actions, suits or proceedings before a court of competent jurisdiction or a tribunal (collectively, an “Action”) against the Company which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the issuance of the Shares or (ii) could, if there were an unfavorable decision, reasonably be expected to have or result in, a Material Adverse Effect.  The Company is not and has not been within the last five (5) years the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  To the knowledge of the Company, there has not been and there is not pending or contemplated any investigation by the Commission targeting the Company or any current or former director or officer of the Company in respect of any actions by such director or officer with respect to the Company.

4.8           Brokers and Finders.  No Person will have, as a result of the issuance of the Shares, any valid right, interest or claim against or upon the Company or any Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.9           Private Placement.  Subject to the accuracy of the representations and warranties of each Investor contained in Section 5 hereof, the offer and sale of the Shares to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.10         SEC Filings.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve (12) months immediately preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Filings”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Filings prior to the expiration of any such extension.  As of their respective dates, the SEC Filings complied in all material respects with the requirements of the 1933 Act and the 1934 Act, as applicable, and none of the SEC Filings, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.11           Capitalization.  The capitalization of the Company is as set forth in the Company’s Annual Report on Form 10-K filed on April 4, 2012.  The Company has not issued any capital stock since April 4, 2012, other than pursuant to the exercise of employee and director stock options under the Company’s equity compensation plans, the issuance of employee and director equity compensation under the Company’s equity compensation plans and the issuance of shares of Common Stock to employees and directors pursuant to the Company’s equity compensation plans.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.  Except as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except for agreements filed as exhibits to the SEC Filings, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

4.12           Material Changes; Undisclosed Events or Liabilities.  Since the date of the latest audited financial statements included within the SEC Filings, except as disclosed in a subsequent SEC Filing filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

4.13           Compliance.  The Company is not: (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other material written agreement or written instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any judgment, decree or order of any court, arbitrator or governmental body in which the Company is named as a party, or (iii) in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not reasonably be expected to have or result in a Material Adverse Effect.

4.14           Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the 1934 Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the 1934 Act nor has the Company received any written notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such listing and maintenance requirements in all material respects.

5.           Representations, Warranties and Agreements of the Investors.  Each Investor, severally and not jointly with the other Investors, hereby represents and warrants to the Company on and as of the date hereof that:

5.1           Authorization.  The execution, delivery and performance by such Investor of this Agreement has been duly authorized and will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.2           Purchase Entirely for Own Account.  The Shares will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act; provided, however, by making the representations herein, such Investor does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act but subject at all times to the transfer restrictions set forth in Section 8.  Such Investor is acquiring the Shares hereunder in the ordinary course of its business. Such Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

5.3           Investment Experience.  Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.4           Disclosure of Information.  Such Investor has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares.

5.5           Restricted Securities.  Such Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.6           Legends.

(a)           It is understood that, except as provided below, certificates evidencing the Shares may bear the following or any similar legend:

“The securities represented hereby may not be transferred unless (A)(i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, or (ii) the Company has received an opinion of counsel satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws and (B) such transfer is in compliance with the terms of the Purchase Agreement between the Company and the Investor, including the transfer restrictions set forth in Section 8 thereof.”

(b)           If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

(c)           Such Investor acknowledges and agrees that the Shares are subject to the transfer restrictions set forth in Section 8 of this Agreement.

5.7           Accredited Investor.  Such Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

5.8           No General Solicitation.  Such Investor did not learn of the investment in the Shares as a result of any “general advertising” or “general solicitation” as those terms are contemplated in Regulation D, as amended, under the 1933 Act.

5.9           Brokers and Finders.  No Person will have, as a result of the issuance of the Shares, any valid right, interest or claim against or upon the Company or such Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.10         Restriction on Hedging.  Such Investor will not engage in, and has not engaged in prior to the Closing Date, any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of shares of Common Stock even if such securities would be disposed of by someone other than such Investor. Such prohibited hedging or other transactions would include without limitation any short position or sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

6.           Other Agreements of the Parties.

6.1           Indemnification.

(a)           Subject to the provisions of this Section 6.1, each Investor severally with respect to the Company on the one hand, and the Company with respect to each Investor on the other hand (each an “Indemnifying Party”), will indemnify and hold the Company or such Investor, respectively, and such other party’s directors, officers, shareholders, members, partners, employees and agents, each Person who controls the such other party (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, shareholders, agents, members, partners or employees of such controlling persons (each, an “Indemnified Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (“Losses”) that any such Indemnified Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the respective Indemnifying Party in this Agreement.  If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the applicable Indemnifying Party in writing, and such Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party.  Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party.  An Indemnifying Party will not be liable to any Indemnified Party under this Agreement (x) for any Losses constituting consequential damages, punitive or exemplary damages, special damages, lost profits, incidental damages, indirect damages or other similar items, except to the extent awarded to a third party; (y) for any settlement by an Indemnified Party effected without such Indemnifying Party’s prior written consent; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the breach by an Indemnified Party or its Affiliate of any of the representations, warranties, covenants or agreements made by such Indemnified Party or its Affiliate in this Agreement, any violations by the Indemnified Party or its Affiliate of state or federal securities laws or any conduct by the Indemnified Party or its Affiliate which constitutes fraud, gross negligence, willful misconduct or malfeasance.

(b)           If the Closing occurs, the Company shall not be liable to any Investor for any Losses for breach of the representations and warranties of the Company contained herein (y) unless and until the aggregate claims therefor exceed $50,000, or (z) for an aggregate amount in excess of such Investor’s aggregate purchase price as set forth on Schedule I under the column titled “Purchase Price”.

6.2           Registration.  Upon written request of the Investors holding at least a majority of the shares of Common Stock issued pursuant to this Agreement, the Company agrees to file with the Commission a registration statement (the “Registration Statement”) to register the Common Stock within thirty (30) days from the date of such requesr.  The Company will use its best efforts to cause the Registration Statement to be declared effective within sixty (60) days (or 90 days in the event of review by the Commission) following the date of such request.

6.3           Listing of Common Stock.  The Company hereby agrees to use its commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the OTC Bulletin Board, and the Company shall promptly apply to list or quote all of the Shares. The Company agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such Trading Market as promptly as possible.

6.4           Anti-Dilution.  If at any time within six (6) months from the Closing Date the Company sells or issues any Common Stock or Common Stock Equivalents (other than sales or issuances to directors, officers, employees or independent contractors in the ordinary course of business for compensation purposes and stock splits and stock dividends payable in respect of the Common Stock) having a purchase, exercise or conversion price per share of Common Stock less than the purchase price per Share paid by the Investors under this Agreement (appropriately adjusted to account for any stock split, stock dividend or similar change affecting the Common Stock) (such price per share, as amended by reason of any adjustment or adjustments under this Section 6.4, the “Per Share Price”), then in such event the Per Share Price shall automatically be reduced to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula, and the Company shall issue to each Investor concurrently with such Additional Issuance a number of additional validly issued, fully paid and nonassessable shares of Common Stock such that the aggregate number of shares of Common Stock issued to each Investor pursuant to this Agreement shall equal the result obtained by dividing each Investor’s aggregate purchase price as set forth on Schedule I hereto under the column titled “Purchase Price” by the Per Share Price:

CP2 = CP1*  (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)           “CP2” shall mean the Per Share Price in effect immediately after such Additional Issuance;

(b)           “CP1” shall mean the Per Share Price in effect immediately prior to such Additional Issuance;

(c)           “A” shall mean the number of shares of Common Stock outstanding immediately prior to such Additional Issuance (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock outstanding immediately prior to such Additional Issuance);

(d)           “B” shall mean the number of shares of Common Stock that would have been issued if the Additional Issuance had been made at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(e)           “C” shall mean the number of such shares of Common Stock issued in the Additional Issuance.

7.           Conditions to Closing.

7.1           Conditions to an Investor’s Obligations. The obligations of each Investor to purchase its portion of the Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived by an Investor and such waiver shall not be effective against any other Investor unless it consents thereto:

(a)           The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects at all times prior to and on the Closing Date.

(b)           The Company shall have obtained in a timely fashion any and all consents, approvals and waivers necessary or appropriate for consummation of the purchase and sale of the Shares, and all of which shall be and remain so long as necessary in full force and effect.

(c)           No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, or self-regulatory organization enjoining or preventing the consummation of the transactions contemplated hereby.

(d)           The Company shall, concurrently with the Closing, close on an equity investment in and loan to the Company by InterDigital in the aggregate amount of $1,000,000 in connection with a strategic partnership involving research and development cooperation and potential licensing of Company patents relating to the mobile market.

7.2           Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares to the Investors at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which (other than subsection (b) below) may be waived by the Company:

(a)           The representations and warranties made by such Investor in Section 5 hereof shall be true and correct at all times prior to and on the Closing Date.

(b)           Such Investor shall have delivered its respective aggregate purchase price as set forth on Schedule I under the column titled “Purchase Price” to the Company.

(c)           No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, or self-regulatory organization enjoining or preventing the consummation of the transactions contemplated hereby.

8.           Transfer Restrictions.  The Shares may not be Transferred by such Investor prior to the six-month anniversary of the Closing Date.  Following the six-month anniversary of the Closing Date, such Investor may, subject to compliance with applicable securities laws, Transfer Shares.  Such Investor acknowledges and agrees that the Company shall issue to its transfer agent such instructions, directions and stop transfer orders as are necessary to implement the provision of this Section 8.

9.           Miscellaneous.

9.1           Survival.  All representations and warranties contained in this Agreement shall be deemed to be representations and warranties as of the date hereof, and such representations and warranties, together with the right to assert a claim in respect thereof, shall expire on the twelve month anniversary of the Closing Date.  The covenants and agreements contained in this Agreement shall survive the Closing Date until the expiration of the applicable statute of limitations.

9.2           Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Neither the Company nor any Investor may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party; provided, however, that any Investor may assign some or all of its rights hereunder to any Affiliate of such Investor without the consent of the Company.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

9.3           Counterparts; Faxes.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

9.4           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5           Notices.  Any notices, demands and communications to a party hereunder shall be in writing and shall be deemed to have been duly given and received (a) if delivered personally, as of the date received, (b) if delivered by certified mail, return receipt requested, three business days after being mailed, (c) if delivered by a nationally recognized overnight delivery service, two business days after being entrusted to such delivery service, or (d) if sent via facsimile, electronic mail or similar electronic transmission, as of the date received, to such party at its address set forth below (or such other address as it may from time to time designate in writing to the other parties hereto):

If to the Company:

BIO-key International, Inc.
3349 Highway 138
Building D, Suite A
Wall, NJ 07719
Attention:  Mike DePasquale, President and CEO
Fax:  (732) 359-1101

With a copy to:

Choate, Hall & Stewart LLP
Two International Place
Boston, MA  02110
Telephone:  (617) 248-5000
Facsimile:  (617) 248-4000
Attention:  Charles J. Johnson, Esq.

If to an Investor, to such Investors at the address set forth for such Investor on the signature page or Schedule I hereto, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 9.5.

9.6           Expenses.  The Company and each Investor shall each bear their own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement.

9.7           Amendments and Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors who purchase at least a majority of the total Shares issued hereunder, or in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.  Any amendment or waiver effected in accordance with this Section 9.7 shall be binding upon each holder of the Shares at the time outstanding, each future holder of the Shares, and the Company.

9.8           Publicity.  No public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by any Investor) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market on which the Shares are then listed and trading.

9.9           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.10         Entire Agreement.  This Agreement, including Schedule I and Schedule II and any other exhibits or schedules hereto, constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.  Prior drafts or versions of this Agreement shall not be used to interpret this Agreement.

9.11         Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.12         Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and the United States District Court for the Southern District of New York located in New York, New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Purchase Agreement as of the date first above written.

BIO-KEY INTERNATIONAL, INC.

By:
Name:	Michael DePasquale
Title:	Chief Executive Officer

INVESTORS: “____________”